    As filed with the Securities and Exchange Commission on April 18, 1997.

                                                   Registration No. ____________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             SOUTHTRUST CORPORATION
             (Exact name of registrant as specified in its charter)

                DELAWARE                                       63-0574085
    (State or other jurisdiction of                         (I.R.S. Employer
     incorporation or organization)                       Identification No.)

         420 NORTH 20TH STREET
          BIRMINGHAM, ALABAMA                                     35203
(Address of Principal Executive Offices)                       (Zip Code)

                      STOCK OPTION PLAN FOR CONVERSION OF
                           CHARTER BANK STOCK OPTIONS
                            (Full title of the plan)

                              ___________________

                               AUBREY D. BARNARD
                             420 NORTH 20TH STREET
                           BIRMINGHAM, ALABAMA  35203
                    (Name and address of agent for service)

                                 (205) 254-5000
         (Telephone number, including area code, of agent for service)

                                with a copy to:

                              C. LARIMORE WHITAKER
                         BRADLEY ARANT ROSE & WHITE LLP
                                2001 PARK PLACE
                                   SUITE 1400
                           BIRMINGHAM, ALABAMA 35203
                                 (205) 521-8000


                        CALCULATION OF REGISTRATION FEE


------------------------------------------------------------------------------------------------------------------------
                 Title of                                        Proposed         Proposed maximum
              securities to                 Amount to be     maximum offering    aggregate offering        Amount of
              be registered                  registered       price per share           price          registration fee
------------------------------------------------------------------------------------------------------------------------
  Common Stock, $2.50 par value:
   Charter Bank Stock Option Conversion
   Plan                                     38,234 shares         $14.95*           $571,598.30*           $173.21*
  Rights to Purchase Series A Junior
  Participating Preferred Stock:
   Charter Bank Stock Option Conversion
   Plan                                     16,993 rights
========================================================================================================================

* Calculated pursuant to Rule 457(h)(1), and sets forth the higher offering price produced for any participant, based upon an original option price of $28.10 for shares of common stock of Charter Bank divided by 1.879, the conversion ratio specified in the Merger Agreement pursuant to which the Stock Options were converted.

================================================================================

          REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         The documents incorporated by reference into Item 3 of Part II of this Registration Statement (not including exhibits to the information that is incorporated by reference, unless such exhibits are specifically incorporated by reference into the information that this Registration Statement incorporates) are incorporated by reference into the Section 10(a) Prospectus and are available, without charge, to the participants upon written or oral request to Aubrey D. Barnard, SouthTrust Corporation, 420 North 20th Street, Birmingham, Alabama 35203 (telephone number 205-254-5000). The documents containing the information requested by Part I of Form S-8, and all reports, proxy statements and other communications distributed generally to the security holders of SouthTrust Corporation are available, without charge, to participants upon written or oral request to Aubrey D. Barnard, SouthTrust Corporation, 420 North 20th Street, Birmingham, Alabama 35203 (telephone number 334-254-5000).

                                    PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

           The following documents filed by SouthTrust Corporation (the "Company") with the Securities and Exchange Commission are incorporated herein by reference as of their respective dates:

           (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (including therein SouthTrust's Proxy Statement for its Annual Meeting of Stockholders to be held April 16, 1997), filed pursuant to
Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

           (2)   The Company's Current Report on Form 8-K dated January 22,
1997.

           (3) The description of the Company's common stock, par value $2.50 per share (the "Common Stock"), appearing in the Company's Registration Statement on Form S-3 (Registration No. 33-61823), as amended, under the caption "DESCRIPTION OF CAPITAL STOCK - Description of Common Stock," as filed on August 15, 1995 pursuant to the Securities Act of 1933, as amended (the "Securities Act").

           All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part of the Registration Statement from the date of the filing of such documents.


ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

           The legality of the securities offered hereby has been passed upon by the firm of Bradley Arant Rose & White LLP, counsel for the Company. As of December 31, 1996, the partners and associates of the firm of Bradley Arant Rose & White LLP beneficially owned approximately 2,021,000 shares of Common Stock of the Company.


ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           The Restated Certificate of Incorporation and the Restated and Amended Bylaws of the Company provide that the Company shall indemnify its officers, directors, employees, and agents to the extent permitted by the General Corporation Law of Delaware, which permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with any such action, suit or proceeding, if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The General Corporation Law of Delaware also provides that the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. The Company also maintains insurance coverage relating to certain liabilities of directors and officers.


ITEM 8.    EXHIBITS.

           The following Exhibits are filed as a part of the Registration
Statement:

    *  4(a)    -    Certificate of Adoption of Resolutions designating Series A Junior Participating Preferred Stock, adopted February 22, 1989, which was filed as Exhibit 1 to SouthTrust Corporation's Registration
                    Statement on Form 8-A (File No. 1-3613).
    *  4(b)    -    Stockholder's Rights Agreement, dated as of February 22, 1989, between SouthTrust Corporation and
                    Mellon Bank, N.A., Rights Agent, which was filed as Exhibit 1 to SouthTrust Corporation's
                    Registration Statement on Form 8-A (File No. 1-3613).
    *  4(c)    -    Indenture, dated as of May 1, 1987 between SouthTrust Corporation and National Westminster Bank USA,
                    which was filed as Exhibit 4(a) to SouthTrust Corporation's Registration Statement on Form S-3
                    (Registration No. 33-13637).
    *  4(d)    -    Subordinated Indenture, dated as of May 1, 1992, between SouthTrust Corporation and Chemical Bank, which was filed as Exhibit 4(b)(ii) to the Registration Statement on Form S-3 of SouthTrust
                    Corporation (Registration No. 33-52717).
    *  4(e)    -    Composite Restated Bylaws of SouthTrust Corporation, which was filed as Exhibit 4(e) to the
                    Registration Statement on Form S-4 of SouthTrust Corporation (Registration No. 33-61557).
    *  4(f)    -    Composite Restated Certificate of Incorporation of SouthTrust Corporation, which was filed as
                    Exhibit 4(f) to the Registration Statement on Form S-4 of SouthTrust Corporation (Registration No.
                    333-03547).
    *  4(g)    -    Form of Senior Indenture which was filed as Exhibit 4(l)(i) to the Registration Statement on Form S-
                    3 of SouthTrust Corporation (Registration No. 33-44857).
       5       -    Opinion of Bradley Arant Rose & White LLP as to the legality of the securities being offered.
       23(a)   -    Consent of Arthur Andersen LLP.
       23(b)   -    Consent of Bradley Arant Rose & White LLP (included in Exhibit 5).
       24      -    Powers of Attorney.

__________________________
*  Incorporated by reference.



ITEM 9.    UNDERTAKINGS

           (a)   The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


           Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on April 17, 1997.


                                        SOUTHTRUST CORPORATION


                       By:                /s/ Wallace D. Malone, Jr.
                           ------------------------------------------------
                                     Its Chairman of the Board of
                           Directors, Chief Executive Officer and President



         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.



             Signature                                            Title                            Date
             ---------                                            -----                            ----
    /s/ Wallace D. Malone, Jr.                          Chairman, Chief Executive            April 17, 1997
-------------------------------------------            Officer, President, Director
      Wallace D. Malone, Jr.                          (Principal Executive Officer)



      /s/ Aubrey D. Barnard                              Secretary, Treasurer and            April 17, 1997
-------------------------------------------               Controller (Principal
        Aubrey D. Barnard                                     Accounting and
                                                            Financial Officer)


                *                                                Director                    April ____, 1997
-------------------------------------------
        H. Allen Franklin


                *                                                Director                    April ____, 1997
-------------------------------------------
          Van L. Ritchey


                *                                                Director                    April ____, 1997
-------------------------------------------
        William C. Hulsey


                *                                                Director                    April ____, 1997
-------------------------------------------
         John M. Bradford


                *                                                Director                    April ____, 1997
-------------------------------------------
    Wm. Kendrick Upchurch, Jr.

                *                                                Director                    April ____, 1997
-------------------------------------------
         Rex L. Lysinger


                *                                                Director                    April ____, 1997
-------------------------------------------
      Allen J. Keesler, Jr.


                *                                                Director                    April ____, 1997
-------------------------------------------
         F. Crowder Falls


                *                                                Director                    April ____,1997
-------------------------------------------
          Carl F. Bailey


      /s/ Aubrey D. Barnard                                                                  April 17, 1997
-------------------------------------------
        Aubrey D. Barnard
       as Attorney-in-fact

                               INDEX TO EXHIBITS

                                                                                                     PAGE IN SEQUENTIALLY
EXHIBIT NUMBER                                         DESCRIPTION                                      NUMBERED FILING
--------------                                         -----------                                    -------------------
         *         4(a)        -         Certificate of Adoption of Resolutions
                                         designating Series A Junior
                                         Participating Preferred Stock, adopted
                                         February 22, 1989, which was filed as
                                         Exhibit 1 to SouthTrust Corporation's
                                         Registration Statement on Form 8-A
                                         (File No. 1-3613).
         *         4(b)        -         Stockholder's Rights Agreement, dated
                                         as of February 22, 1989, between
                                         SouthTrust Corporation and Mellon
                                         Bank, N.A., Rights Agent, which was
                                         filed as Exhibit 1 to SouthTrust
                                         Corporation's Registration Statement
                                         on Form 8-A (File No. 1-3613)
         *         4(c)        -         Indenture, dated as of May 1, 1987
                                         between SouthTrust Corporation and
                                         National Westminster Bank USA, which
                                         was filed as Exhibit 4(a) to
                                         SouthTrust Corporation's Registration
                                         Statement on Form S-3 (Registration
                                         No. 33-13637).
         *         4(d)        -         Subordinated Indenture, dated as of
                                         May 1, 1992, between SouthTrust
                                         Corporation and Chemical Bank, which
                                         was filed as Exhibit 4(b)(ii) to the
                                         Registration Statement on Form S-3 of
                                         SouthTrust Corporation (Registration
                                         No. 33-52717).
         *         4(e)        -         Composite Restated Bylaws of
                                         SouthTrust Corporation, which was
                                         filed as Exhibit 4(e) to the
                                         Registration Statement on Form S-4 of
                                         SouthTrust Corporation (Registration
                                         No. 33-61557).
         *         4(f)        -         Composite Restated Certificate of
                                         Incorporation of SouthTrust
                                         Corporation, which was filed as
                                         Exhibit 4(f) to the Registration
                                         Statement on Form S-4 of SouthTrust
                                         Corporation (Registration No. 333-
                                         03547).
         *         4(g)        -         Form of Senior Indenture which was
                                         filed as Exhibit 4(l)(i) to the
                                         Registration Statement on Form S-3 of
                                         SouthTrust Corporation (Registration
                                         No. 33-44857).
                   5           -         Opinion of Bradley Arant Rose & White
                                         LLP as to the legality of the
                                         securities being offered.
                   23(a)       -         Consent of Arthur Andersen LLP.
                   23(b)       -         Consent of Bradley Arant Rose & White
                                         LLP (included in Exhibit 5).
                   24          -         Powers of Attorney.

_________________
*  Incorporated by reference.